EXHIBIT 10.47


                        Confidential Treatment Requested.
            Confidential portions of this document have been redacted
               and have been filed separately with the Commission.


                         LARSON MASTER DEALER AGREEMENT


         This master agreement, effective September 29, 1998, is by and between Larson/Glastron Boats, Inc., a Delaware corporation ("Larson") and Travis Boats & Motors, Inc., a Texas corporation ("Travis") (the "Agreement").

         WHEREAS, Larson is engaged in the manufacture of recreational powerboats and accessories and the sale of certain accompanying engines ("Products") and desires to sell its Products to Travis, or through or to certain of its subsidiaries or affiliates ("Travis Subs"); and

         WHEREAS, Travis and Travis Subs are engaged in the sale of Products to the retail public and desire to purchase various Products from Larson;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Travis and Travis Subs. For purposes of this Agreement, the term Travis when used shall be inclusive of Travis Subs except where the Agreement specifically uses Travis Subs individually.

         2. Sale of Product. Larson shall manufacture and sell to Travis or Travis Subs those various Products ordered from time to time by Travis or Travis Subs pursuant to Larson's standard dealer agreement, as mutually agreed upon and as may be amended from time to time by mutual agreement.

         3. Dealer Agreements and Relationship to this Master Agreement. Each Travis or Travis Sub retail location which purchases Larson Products shall execute and be subject to Larson's standard dealer agreement as mutually agreed upon by the parties and as may be amended upon mutual

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* INDICATES  CONFIDENTIAL  TREATMENT  REQUESTED.  THE REDACTED MATERIAL HAS BEEN
FILED SEPARATELY WITH THE COMMISSION.

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agreement  of the  parties.  This  Agreement  shall  supplement  and amend  each individual standard dealer agreement executed at each Travis retail location which sells Larson Products. To the maximum extent possible, this Agreement and the standard dealer agreement shall be read and interpreted to be consistent with each other. In the event there is a conflict between the dealer agreement and this Agreement, the provisions of this Agreement shall control.

         4. Pricing. During the term of this Agreement Larson shall sell Larson Products to Travis at all times for *. For purposes of this Agreement, Larson "model year" means the period commencing on July 1 of any calendar year through June 30 of the following calendar year. Larson may increase or decrease prices as follows:

                  a. Larson may increase prices each Larson model year and Travis shall pay such increases in any Larson model year *:


                           i.  *; or

                           ii. *; or

                           iii. *.

                  b.  *

* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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



*.

                  c. Notwithstanding the above, during Larson model year 1999, the pricing for Larson Products pre-rigged to receive Mercury engines shall be as described on Exhibit A hereto.

         5. Forecasting. Travis shall provide Larson, on or before July 31 of each calendar year, with a Travis model year forecast which describes (i) the number and type of Larson Product units by month Travis expects to order and take delivery of between August 1 and January 15 of the upcoming Travis model year starting on August 1 and (ii) the number and type of Larson Product units Travis expects to order and take delivery of between January 16 and July 31 of the upcoming Travis model year. In addition to the above annual model year forecast, Travis will forecast its Larson Product requirements on a three (3) month rolling basis, updated monthly. Travis shall submit the forecast to Larson by the first day of each calendar month. Travis shall designate a Travis representative with responsibility for forecasting Product purchases from Larson. The forecasts shall be in a form mutually agreed to by the parties and shall include, at a minimum, a three-month projected schedule identifying the number of Product units scheduled to be purchased by Travis by boat brand, model, and engine brand, model and horsepower each of the three months. The first-month forecast in the monthly report shall reflect a firm order previously accepted by Larson. As a firm order, the first-month forecast may not be changed and is non-cancelable, however, Larson reserves the right to not accept the portions of orders in any one month that exceed 15 percent of the amounts forecast for that month in the previous months' 3-month rolling forecast. Except where Travis may have caused a delay, Travis may cancel orders if Product has not been delivered by Larson within 150 days of Larson's acceptance of an order for such Product from Travis.


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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



         6. Timing of Purchases, Shipping and Delivery. Larson will use its best efforts to ship then current Larson model year Products *. Between August 1 and January 15 of each Travis model year, Travis shall purchase and take delivery of and Larson shall deliver 40 percent of the Product units Travis has forecasted to purchase for such Travis model year in its annual model year forecast. Larson's obligation to deliver is subject to the following:

                           i.  Larson   receiving   Travis'  annual  model  year
                  forecast as set forth in paragraph 5 herein on or before July 31 of each calendar year,

                           ii. Larson approving the monthly schedule of the number and type of Larson Product units Travis expects to order and take delivery of by January 15 as set forth in its annual model year forecast, and

                           iii. Travis submitting actual orders between August 1
                  and January 15 of such model year that do not exceed the monthly schedule set forth in its annual model year forecast by greater than 15 percent.

         Except where Travis may have caused a delay, Travis may cancel orders if Product has not been delivered by Larson within 150 days of Larson's acceptance of the order for such Product from Travis.

         7. Product Modification. Travis shall meet with Larson management and product engineers in August and January of each year, unless mutually waived by the parties hereto, to


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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provide  input into  changes for Larson  Products  for the next model year.  The
August meeting shall primarily be to provide input on the structure and design of the Products. The January meeting shall primarily be to provide input on the features and accessories of the Products. Larson will use its best efforts to
incorporate   the   recommendations   made  by  Travis   taking   into   account
considerations such as cost, safety, warranty and standard design.

         Larson reserves the right, without notice or obligation, to change the design of the Products to the extent that such change does not materially alter the operation of the Products or to the extent that such change is required due to product safety concerns, government regulations or vendor supply shortages. Larson will provide Travis with as much notice as reasonably possible, but not less than ninety (90) days prior notice of shipment of a Product design change if such design change materially affects the appearance or operation of the Product.

         8. *


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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



*.

         9. Warranty. Larson makes no representations or warranties as to its Products except as may be described in the Larson dealer agreement or Product materials. In the event legal action is commenced against Larson and Travis related to Larson Products, to the extent possible and if no conflict exists, Larson and Travis shall reasonably agree in writing on the retention of common counsel and sharing of legal expenses.

         10. Term of the Agreement. The term of this Agreement and the dealer agreement between the parties shall commence on the date of this Agreement and shall terminate on July 31, 2001.

         11. Insurance. Each party to this Agreement shall maintain liability insurance coverage and shall provide evidence of such coverage to the other party upon such party's reasonable request.

         12. Force Majeure. The parties will not be responsible for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, strikes, labor disputes, vendor problems, insurrections, wars and/or continuance of war, or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with production, delivery or other contingencies beyond their control. This Section does not affect the payment obligations of either party under this Agreement.

         13. Assignment. Neither party shall assign or otherwise transfer this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         14. Confidentiality. Each party agrees that the specific terms and conditions set forth in this Agreement shall be kept confidential and that neither party hereto shall make any disclosure


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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regarding  this  Agreement or its terms except as may be required by law or with the consent of the other party. In the event either party concludes that it is obligated by law to disclose the terms of this Agreement, such party shall give the other party 3 business days prior written notice before disclosure along with an explanation as to why such disclosure is deemed necessary.

         15. Disputes. All disputes arising out of or in connection with this Agreement shall be resolved by binding arbitration as set forth in Larson's standard dealer agreement as mutually agreed upon and amended from time to time.

         16. Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

         17. Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall such party forfeit any rights to future enforcement thereof. The parties waive presentment for payment, protest, and notice of dishonor.

         18. Headings. The headings and captions of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         19. Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

         20. Further Assurances. Each party will, at the reasonable request of the other, execute and deliver to the other all such further instruments, assignments, assurances and other documents as the other may request in connection with the carrying out of this Agreement and the transactions contemplated hereby.


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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



         21. Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (x) on the delivery if given in person, (y) on the date of transmission if sent by telex, telecopy or other wire transmission (receipt confirmed), or (z) four business days after being deposited in the mails, with proper postage for first class registered or certified mail, prepaid.

         Notices shall be addressed as follows:

         If to Larson:

                  Paul Larson Memorial Drive
                  Little Falls, Minnesota 56345
                  Attention:        President
                  Telephone:        320-632-5481
                  Telecopy:         320-632-1439

         With copy to:

                  Genmar Holdings, Inc.
                  100 South Fifth Street Suite 2400
                  Minneapolis, Minnesota 55402
                  Attention:        General Counsel
                  Telephone:        612-339-7600
                  Telecopy:         612-337-1930

         If to Travis:

                  Travis Boats & Motors, Inc.
                  5000 Plaza on the Lake, Suite 250
                  Austin, Texas 78746
                  Attention:        President
                  Telephone:        512-347-8787
                  Telecopy:         512-329-0480

provided, however, that if either party shall have designed a different address by notice to the other, then to the last address so designated.


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

         22. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

         23. Amendments; Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto. This Agreement contains the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

         24. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Minnesota.

LARSON/GLASTRON BOATS, INC.                    TRAVIS BOATS & MOTORS, INC.


By:      /s/ Grant E. Oppeguard                 By:      /s/ Mark Walton
     --------------------------                   ------------------------------

Its:      Vice President                        Its:      President
     --------------------------                   ------------------------------

Date:   10-7-98                                 Date:   10-8-98
     --------------------------                   ------------------------------

* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                    Exhibit A
                         Larson Master Dealer Agreement


-------------------------------------------------------------
Larson                               Mercury Price ($)
-------------------------------------------------------------
Flyer 166                                    *
-------------------------------------------------------------
SEI 186                                      *
-------------------------------------------------------------
SEI 186 SF                                   *
-------------------------------------------------------------
SEI 206                                      *
-------------------------------------------------------------


* Indicates Confidential Treatment Requested. The redacted material has been filed separately with the Commission.